Exhibit 99.1

Quest Resource Reports Second Quarter 2017 Financial Results

Generates 22% Growth in Gross Profit

THE COLONY, TX – August 14, 2017 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a leader in sustainability, recycling, and environmental resource services, today announced financial results for the second quarter ended June 30, 2017.

Key Recent Highlights

•

Record levels of gross profit and margin - For the second quarter of 2017, gross margin reached a record level of 10.8% of sales, versus 7.8% of sales for the second quarter of 2016.  Gross profit dollars also reached a record level of $4.5 million, an increase of 22% compared with $3.7 million recorded during the second quarter of 2016.

•	Decline in net loss - For the second quarter of 2017, net loss improved by $797,000 to $1.2 million compared with a net loss of $2.0 million for the second quarter of 2016.
•

Significant and sequential improvement in Adjusted EBITDA - For the second quarter of 2017, Adjusted EBITDA improved by $872,000 to $478,000 compared with negative ($394,000) for the second quarter of 2016.

•

Significant customer renewal – The Company announced the renewal of a three-year waste minimization contract with Kroger Co., the world’s third-largest retailer, to continue to implement custom food waste and meat recycling solutions for the retailer’s banners across the United States.

"Second quarter results were in line with our preliminary business update and reflected a significant improvement in profitably as measured by record gross profit performance and a significant improvement in Adjusted EBITDA.  Improvements in profitability reflect sustainable improvements to our procurement operations, as well as our disciplined approach to customer acquisition and renewal,” said S. Ray Hatch, President and Chief Executive Officer. “Our disciplined approach to customer acquisition is enabling us to renew and grow business that is important to sustaining profitable growth for Quest.  While this approach is temporarily affecting revenue growth, more importantly, it is demonstrating meaningful growth in profitability.”

The Company reiterated its expectation for positive Adjusted EBITDA for the second half of fiscal 2017, along with a net decrease in revenue for the second half of 2017 of approximately 20% relative to the first half of 2017. This decrease is offset with a net decrease in cost of sales, resulting in an expected decline of approximately 2% in gross profit dollars over the same period.

“We have a great reputation in the market of being able to provide high levels of service for customers that have varied and complex waste streams.  We are leveraging this reputation to enter new vertical markets, a strategy that continues to gain momentum.  During the second half of the year, business with new customers in the industrial and construction/demolition markets should begin to ramp up, and we will also be introducing new services in additional end markets,” said Mr. Hatch.  “Growth with new customers and other key initiatives should position us to post positive Adjusted EBITDA in each of the last two quarters for 2017.   We expect contribution from new customers and others in our growing pipeline to provide the foundation of a more diversified revenue base with resumed growth over the next three to five years."

Second Quarter 2017 Earnings Conference Call and Webcast

Quest will conduct a conference call on Monday, August 14, 2017, at 4:00 p.m. Central Time, to review the financial results for the fiscal second quarter ended June 30, 2017. Investors interested in participating on the live call can dial (888) 428-9480 within the U.S. or (719) 325-4863 from abroad.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at www.qrhc.com. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company's GAAP measures. (See attached table "Reconciliation of Net Loss to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest provides businesses with a nationwide, single source solution for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their businesses. Quest's comprehensive reuse, recycling, and disposal services include customer-specific programs for the management, collection, processing, and accounting for waste streams and recyclables. Quest operates environmentally focused online platforms that contain information and data that tracks and reports the environmental results of our services and provides actionable data to improve business operations.

For more information, visit www.QRHC.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that our disciplined approach to customer acquisition is enabling us to renew and grow business that is important to sustaining profitable growth for Quest; our belief that while this approach has temporarily affected revenue growth, more importantly, it is demonstrating meaningful growth in profitability; our expectation for Adjusted EBITDA, revenue, cost of sales, and gross profit dollars for future periods; our belief that we are leveraging our reputation to enter new vertical markets, a strategy that continues to gain momentum; our expectation that during the second half of the year, business with new customers in the industrial and construction/demolition markets will begin to ramp up; our expectation that we will be introducing new services in additional end markets; our belief that growth with new customers and other key initiatives should position us to post positive Adjusted EBITDA in each of the last two quarters for 2017; and our expectation of contribution from new customers and others in our growing pipeline to provide the foundation of a more diversified revenue base with resumed growth over the next three to five years. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2016. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Jeff Elliott

972.423.7070

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$41,370	$46,844	$83,910	$92,615
Cost of revenue	36,922	43,189	75,276	85,474
Gross profit	4,448	3,655	8,634	7,141
Selling, general, and administrative	4,582	4,638	9,562	9,293
Depreciation and amortization	996	1,008	1,997	2,026
Total operating expenses	5,578	5,646	11,559	11,319
Operating loss	(1,130)	(1,991)	(2,925)	(4,178)
Interest expense	(121)	(57)	(235)	(114)
Income tax expense	—	—	—	—
Net loss	$(1,251)	$(2,048)	$(3,160)	$(4,292)
Net loss applicable to common stockholders	$(1,251)	$(2,048)	$(3,160)	$(4,292)
Net loss per common share:
Basic and diluted	$(0.08)	$(0.14)	$(0.21)	$(0.30)

Weighted average number of common shares outstanding:
Basic and diluted	15,276	14,840	15,274	14,409

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net loss	$(1,251)	$(2,048)	$(3,160)	$(4,292)
Depreciation and amortization	1,038	1,047	2,080	2,074
Interest expense	121	57	235	114
Stock-based compensation expense	570	550	1,184	1,089
Other adjustments	—	—	244	—
Income tax expense	—	—	—	—
Adjusted EBITDA	$478	$(394)	$583	$(1,015)

BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,399	$1,328
Accounts receivable, less allowance for doubtful accounts of $721 and $334 as of June 30, 2017 and December 31, 2016, respectively	30,086	34,828
Prepaid expenses and other current assets	2,044	2,671
Total current assets	33,529	38,827

Goodwill	58,337	58,337
Intangible assets, net	6,800	8,490
Property and equipment, net, and other assets	1,856	2,415
Total assets	$100,522	$108,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$29,400	$35,306
Deferred revenue and other current liabilities	408	406
Total current liabilities	29,808	35,712

Revolving credit facility, net	6,168	4,750
Other long-term liabilities	76	335
Total liabilities	36,052	40,797

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of June 30, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,281 and 15,273 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	15	15
Additional paid-in capital	158,530	158,172
Accumulated deficit	(94,075)	(90,915)
Total stockholders’ equity	64,470	67,272
Total liabilities and stockholders’ equity	$100,522	$108,069

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